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                                                                    EXHIBIT 99.2

                           CONSENT OF DIRECTOR NOMINEE


To The Titan Corporation:

                  Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of The Titan Corporation (the "Company") on Form S-4 (File No. 333-________), and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the merger of A T Acquisition Corp, a wholly owned subsidiary of the Company, with and into Advanced Communication Systems, Inc.



                                        /s/ GEORGE A. ROBINSON



Dated:  January 21, 2000